UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2022

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On March 22, 2022, after more than 44 years of dedicated service to Daily Journal Corporation (the “Company”), Gerald L. Salzman retired as the Company’s Chief Executive Officer, President, Chief Financial Officer and Treasurer.

(c)
Also on March 22, 2022, the Board of Directors of the Company (the “Board”) elected Steven Myhill-Jones as the Company’s Chairman and Interim Chief Executive Officer. Mr. Myhill-Jones, 46, is a Canada-based technology executive, entrepreneur and investor. He founded web-based geography software company Latitude Geographics in 1999, and served as its Chairman, President and CEO until September 2018. Since then, Mr. Myhill-Jones has been an angel investor, and an advisor and mentor to technology businesses and entrepreneurs in his personal capacity and through his wholly owned company, SMJ Holdings Inc. (“SMJ”). The Company has entered into an Independent Contractor Agreement with SMJ for Mr. Myhill-Jones’ services as Interim Chief Executive Officer, and that agreement is attached hereto as Exhibit 10.2. Mr. Myhill-Jones will serve as the Company’s principal executive officer in his capacity as Interim Chief Executive Officer.

In addition, on March 22, 2022, the Board elected Tu To as the Company’s Chief Financial Officer. Ms. To, 59, has been the Company’s Vice President since September 2019, its Controller since 1994, and has worked in the Company’s accounting department since 1987. She will serve as the Company’s principal financial officer and principal accounting officer. In fiscal 2021, Ms. To received salary, bonus and incentive compensation payments totaling approximately $334,000, which included a payment pursuant to her “unit” certificates under the Company’s Management Incentive Plan. She is expected to earn approximately the same amounts in fiscal 2022, subject to the Company’s performance in the case of her units.

(d)
On March 22, 2022, the Board increased the size of the Board from four to five, and elected Mr. Myhill-Jones to fill the vacancy. As noted above, the Board also elected him Chairman, following Charles T. Munger’s decision to relinquish that title. Mr. Munger intends to remain on the Board and to continue to pay particular attention to matters with which he has been involved in the past, including the Company’s securities portfolio. Mr. Myhill-Jones is not expected to join any Board committees.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.2	Independent Contractor Agreement, dated March 28, 2022, between Daily Journal Corporation and SMJ Holdings Inc.

99.1	Press Release, dated March 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION /s/ Tu To By: _____________________________ Tu To Chief Financial Officer Dated: March 28, 2022